Exhibit 99.1

Explanation of Responses:

(1)	Common Stock held directly by Brookfield Retail Mall LLC, a Delaware limited liability company (“Retail Mall”). On October 27, 2017, the Reporting Person distributed the equity interests of Retail Mall to its parent, BOP (US) LLC, a Delaware limited liability company (“BOP”).

(2)	Common Stock held directly by Brookfield Retail Holdings Warrants LLC, a Delaware limited liability company (“BRH Warrants”). On October 27, 2017, the Reporting Person distributed the equity interests of BRH Warrants to its parent, BOP.

(3)	Common Stock held directly by BW Purchaser, LLC, a Delaware limited liability company (“BWP”). On October 27, 2017, the Reporting Person distributed the equity interests of BWP to its parent, BOP.

(4)	Common Stock held directly by New GGP Warrants LLC, a Delaware limited liability company (“New GGP Warrants”). On October 27, 2017, the Reporting Person distributed the equity interests of New GGP Warrants to its parent, BOP.

(5)	The Reporting Person, as a parent of each of Retail Mall, BRH Warrants, BWP and New GGP Warrants, may have been deemed to have had an indirect pecuniary interest in shares of Common Stock that are directly beneficially owned by each of Retail Mall, BRH Warrants, BWP and New GGP Warrants. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by each of Retail Mall, BRH Warrants, BWP and New GGP Warrants is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by each of Retail Mall, BRH Warrants, BWP and New GGP Warrants, except to the extent of any indirect pecuniary interest therein.

(6)	Common Stock held directly by BPY Retail I LLC, a Delaware limited liability company (“BPY I”).

(7)	Common Stock held directly by BPY Retail V LLC, a Delaware limited liability company (“BPY V”).

(8)	Common Stock held directly by Brookfield Retail Holdings VII LLC, a Delaware limited liability company (“BRH VII”).

(9)	Common Stock held directly by New Brookfield BPY Retail Holdings II LLC, a Delaware limited liability company (“New LLC 1”).

(10)	Common Stock held directly by Brookfield Retail Holdings II Sub III LLC, a Delaware limited liability company (“BRH II Sub”).

(11)	Common Stock held directly by Brookfield BPY Retail Holdings II Subco LLC, a Delaware limited liability company (“New GGP Subco” and, together with BPY I, BPY V, BRH VII, New LLC 1 and BRH II Sub, the “Investment Vehicles”).

(12)	The Reporting Person, as a parent of each Investment Vehicle, may be deemed to have an indirect pecuniary interest in shares of Common Stock that are directly beneficially owned by each Investment Vehicle. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by each Investment Vehicle is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by each Investment Vehicle, except to the extent of any indirect pecuniary interest therein.